Exhibit 99.3

FOR IMMEDIATE RELEASE

AFFINITY GAMING CONVERTS TO A CORPORATION

Las Vegas, NV - December 20, 2012 - Affinity Gaming (“Affinity Gaming” or the “Company”) announced that after approval by its Board of Directors, the Company converted from a Nevada limited liability company to a Nevada corporation (the “Conversion”).

Additional details about the Conversion will be contained in a Form 8-K the Company will file with the U.S. Securities and Exchange Commission.

About Affinity Gaming

Affinity Gaming is a diversified casino gaming company headquartered in Las Vegas, Nevada. Giving effect to transactions that are pending and expected to close in the first quarter of 2013, the Company's casino operations consist of 12 casinos in four states, six of which are located in Nevada, three in Colorado, two in Missouri and one in Iowa. Additionally, Affinity Gaming provides consulting services under an agreement to support the operations of the Rampart Casino at the J.W. Marriott Resort in Las Vegas. For more information about Affinity Gaming, please visit its website: www.affinitygaming.com.

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Contacts:

Affinity Gaming
David D. Ross
Chief Executive Officer
(702) 341-2410

or

Affinity Gaming
Marc Rubenstein
Senior Vice President, General Counsel and Secretary
(702) 341-2421